                                                                     EXHIBIT 5.1

             [LETTERHEAD OF MAYOR, DAY, CALDWELL & KEETON, L.L.P.]

                                                              September 26, 1997

Living Centers of America, Inc.
15415 Katy Freeway
Houston, Texas 77094

Ladies and Gentlemen:

  We have acted as counsel for Living Centers of America, Inc., a Delaware corporation (the "Company"), in connection with the registration and proposed issuance of up to an aggregate of 11,719,067 (the "Shares") of Common Stock, par value $0.01 per share, of the Company ("Common Stock"), to be issued as described in the Company's Registration Statement on Form S-4, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended ("Registration Statement"). In such capacity, we have familiarized ourselves with the Articles of Incorporation, as amended to date, and Bylaws of the Company, as amended to date, and have examined all statutes and other records, instruments and documents pertaining to the Company that we have deemed necessary to examine for the purposes of this opinion.

  Based upon our examination as aforesaid, we are of the opinion that:

  1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; and

  2. Upon the issuance of the Shares by the Company in accordance with the terms of the Merger Agreements (as defined in the Registration Statement), such Shares will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock.

  We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name in the Registration Statement at each place in which it appears.

                                          Sincerely,

                                          /s/ Mayor, Day Caldwell & Keeton,
                                           L.L.P.
                                          Mayor, Day, Caldwell & Keeton,
                                           L.L.P.